                                                                    EXHIBIT 4.14
                       NOTE AND WARRANT PURCHASE AGREEMENT



      This NOTE AND WARRANT PURCHASE AGREEMENT (this "AGREEMENT"), dated as of April 13th, 2001, is by and among BANC ONE CAPITAL PARTNERS, LLC ("BOCP"), a Delaware limited liability company and Small Business Investment Company; STERLING BOCP, LLC ("STERLING"), a Delaware limited liability company; and ATLANTIC PREMIUM BRANDS, LTD. ("ATLANTIC"), a Delaware corporation, and its subsidiaries, Prefco Corp., Carlton Foods Corp., Richards Cajun Foods Corp., Grogan's Farm, Inc., and Potter Sausage Co., each a Delaware corporation (Atlantic and its subsidiaries are collectively referred to herein as the "MAKERS," and BOCP, Sterling and the Makers are each a "PARTY" and collectively the "PARTIES").

                                 R E C I T A L S

      WHEREAS, BOCP and the Makers entered into that certain Senior Subordinated Note and Warrant Purchase Agreement dated as of March 20, 1998 (as amended, the "NOTE AGREEMENT"), pursuant to which BOCP purchased from the Makers a senior subordinated note due March 31, 2005 in the principal amount of $6,500,000 (as amended, the "1998 BOCP NOTE") and purchased from Atlantic a warrant to purchase 666,947 shares of Atlantic nonvoting common stock (the "1998 BOCP FIXED WARRANT") and a contingent warrant to purchase up to 428,753 shares of Atlantic nonvoting common stock (the "1998 BOCP CONTINGENT Warrant") (the 1998 BOCP Note, 1998 BOCP Fixed Warrant and 1998 BOCP Contingent Warrant are collectively referred to herein as the "1998 BOCP SECURITIES");

      WHEREAS, BOCP desires to sell (without recourse, except with respect to any breach of any of the representations and warranties contained in Articles II and III or any of the obligations under this Agreement) to Sterling, and Sterling desires to purchase (without recourse, except with respect to any breach of any of the representations and warranties contained in Articles II and III or any of the obligations under this Agreement) from BOCP, ten percent (10%) of BOCP's interest in the Note Agreement, the 1998 BOCP Securities and certain related rights and security agreements thereunder;

      WHEREAS, the Makers desire to consent to and facilitate the transactions contemplated by this Agreement, including by (1) the Makers issuing in substitution of the 1998 BOCP Note, an amended and substituted senior subordinated note due March 31, 2005 in the principal amount of $5,850,000 payable to BOCP in the form of Exhibit A (the "2001 BOCP NOTE") and a senior subordinated note due March 31, 2005 in the principal amount of $650,000 payable to Sterling in the form of Exhibit B (the "2001 STERLING Note" and, collectively with the 2001 BOCP Note, the "2001 NOTES"), (2) Atlantic issuing in exchange for the 1998 BOCP Fixed Warrant, a warrant in the name of BOCP to purchase 600,252 shares of Atlantic's nonvoting common stock in the form of Exhibit C (the "2001 BOCP FIXED WARRANT") and a warrant in the name of Sterling to purchase 66,695 shares of Atlantic's nonvoting common stock in the form of

Exhibit D (the "2001 STERLING FIXED WARRANT"), and (3) Atlantic issuing in exchange for the 1998 BOCP Contingent Warrant, a contingent warrant in the name of BOCP to purchase up to 385,878 shares of Atlantic's nonvoting common stock in the form of Exhibit E (the "2001 BOCP CONTINGENT WARRANT" and, collectively with the 2001 BOCP Fixed Warrant, the "2001 BOCP WARRANTS") and a contingent warrant in the name of Sterling to purchase up to 42,875 shares of Atlantic's nonvoting common stock in the form of Exhibit F (the "2001 STERLING CONTINGENT WARRANT" and, collectively with the 2001 Sterling Fixed Warrant, the "2001 STERLING WARRANTS") (the 2001 Sterling Note and 2001 Sterling Warrants are collectively referred to as the "2001 STERLING SECURITIES," the 2001 BOCP Warrants and the 2001 Sterling Warrants are collectively referred to as the "2001 WARRANTS," and the 2001 Notes, 2001 BOCP Warrants and 2001 Sterling Warrants are collectively referred to as the "2001 SECURITIES");

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, BOCP and Sterling are executing and delivering an Intercreditor and Collateral Agency Agreement and Amendment to Security Documents in the form of Exhibit G (the "COLLATERAL AGENCY AGREEMENT") pursuant to which BOCP, Sterling and the Makers agree to certain matters relating to the security for the 1998 BOCP Note and the 2001 Notes; and

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, BOCP, Sterling and Atlantic are executing and delivering the following documents in order to provide Sterling with certain other rights similar to those BOCP received in connection with the Note Agreement: (1) Amended and Restated Put Option Agreement in the form of Exhibit H, (2) Amended and Restated Registration Rights Agreement in the form of Exhibit I, (3) Amended and Restated Shareholders Agreement in the form of Exhibit J, and (4) Amended and Restated Preemptive Rights Agreement in the form of Exhibit K (collectively, the "ANCILLARY DOCUMENTS").


                                   AGREEMENTS

      In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:


                                    ARTICLE I

                            AUTHORIZATION AND CLOSING


      1.1 BOCP Sale of Note and Warrants to Sterling. Subject to the satisfaction (or waiver) of the conditions set forth in Article V, BOCP shall sell (without recourse, except with respect to any breach of any of the representations and warranties contained in Articles II and III or any of the obligations under this Agreement) to Sterling and Sterling shall purchase (without recourse, except with respect to any breach of any of the representations and warranties contained in Articles II and III or any of the obligations under this Agreement) from BOCP (the

"CLOSING") (a) a 10% interest in the Note Agreement and the Security Documents (as defined in the Collateral Agency Agreement), together with the rights granted to Sterling under the Ancillary Documents and $650,000 in principal amount of the 1998 BOCP Note for the aggregate purchase price of $650,000, and
(b) 10% of BOCP's interest in each of the 1998 BOCP Fixed Warrant and the 1998 BOCP Contingent Warrant for the aggregate purchase price of $100.00 (all such items to be sold pursuant to this Section 1.1 at the Closing are referred to as the "PURCHASED INTERESTS"). Interest accruing on the indebtedness represented by the 1998 BOCP Note from and after the Closing Date (as defined below) relating to the principal amount thereof being purchased by Sterling pursuant to this Agreement shall accrue to the benefit of Sterling.

      1.2 Closing. The Closing shall be held at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661, on April 13, 2001, at 10:00 a.m., Central time, or at such other time and date as may be agreed to by the Parties (the "CLOSING DATE").

      1.3 Delivery. At the Closing, (a) BOCP shall surrender to the Makers the 1998 BOCP Securities to be substituted and exchanged for the 2001 Securities,
(b) Sterling shall pay to BOCP the aggregate purchase price for the Purchased Interests by wire transfer of immediately available funds in accordance with BOCP's written wire instructions, (c) the Makers shall deliver (i) the 2001 BOCP Note to BOCP and (ii) the 2001 Sterling Note to Sterling, and (d) Atlantic shall deliver (i) the 2001 BOCP Warrants to BOCP and (ii) the 2001 Sterling Warrants to Sterling.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF BOCP

      BOCP hereby represents and warrants to Sterling and Atlantic as follows:

      2.1 Ownership. BOCP acquired and paid for the 1998 BOCP Securities on March 20, 1998 and has owned the 1998 BOCP Securities at all times since it acquired the 1998 BOCP Securities. BOCP has not transferred or assigned any interest in the Note Agreement, any of the Security Documents or any of the Ancillary Documents. To BOCP's knowledge, there are no defaults under the 1998 BOCP Note except the defaults being waived pursuant to the Waiver (as defined in Section 5.3(b)). At no time during the two year period preceding each of the date of this Agreement and the Closing Date has BOCP been, nor shall it be at any time prior to the Closing, an affiliate (as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the "1933 ACT") of Atlantic.

      2.2   Exempt Transfer. Based in part upon Sterling's representations in
Article 3, the offer and sale of the Purchased Interests as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and applicable state securities laws.

      2.3 Liens. BOCP holds the 1998 BOCP Securities free and clear of all liens, taxes and charges and, upon delivery of payment for the portion of the 1998 BOCP Securities being purchased hereunder at the Closing, Sterling will receive good and marketable title thereto, free and clear of all liens, taxes and charges.

      2.4 Authorization. This Agreement, the Collateral Agency Agreement, the Ancillary Documents and each of the other agreements entered into by the Parties in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS") to which BOCP is a party have been duly and validly authorized, executed and delivered on behalf of BOCP and each is a valid and binding agreement of BOCP enforceable against BOCP in accordance with its terms, subject as to enforceability of general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.


                                   ARTICLE III

                    REPRESENTATION AND WARRANTIES OF STERLING

      Sterling represents and warrants to BOCP and Atlantic as follows:

      3.1 Information. Sterling is sufficiently sophisticated, knowledgeable and experienced in financial and business matters as to be capable of determining and evaluating the merits and risks of investing in Atlantic. Sterling and its advisors, if any, were furnished by Atlantic with all materials relating to the business, finances and operations of Atlantic which were requested by Sterling. Sterling and its advisors, if any, were afforded the opportunity to ask questions of Atlantic. Sterling has sought such accounting, legal and tax advice as it has considered necessary to make an investment decision with respect to its purchase of the 2001 Sterling Securities. Sterling has conducted its own investigation, to the extent that Sterling has determined necessary or desirable, in connection with its purchase of the Purchased Interests and is not relying on any statements of or information from BOCP concerning Atlantic.

      3.2 Authorization. Each of the Transaction Documents has been duly and validly authorized, executed and delivered on behalf of Sterling and is a valid and binding agreement of Sterling enforceable against Sterling in accordance with its terms, subject as to enforceability of general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

      3.3 Investment Intent. Sterling is acquiring the 2001 Sterling Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Sterling understands that the sale of the Purchased Interests have not been, and will not be, subject to a registration statement filed under the 1933 Act or any applicable state securities laws by reason of a specific exemption from such registration, which exemption may depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Sterling's representations as expressed herein.

      3.4 Rule 144. Sterling acknowledges that the 2001 Sterling Securities are restricted securities within the meaning of Rule 144 promulgated under the 1933 Act and must be held indefinitely unless subsequently registered under the 1933 Act and applicable state securities laws or unless an exemption from such registration is available. Sterling is aware of and understands the provisions of Rule 144.

                                   ARTICLE IV

                              CONSENT AND AMENDMENT

      4.1 Amendment of Note Agreement. The Makers and BOCP hereby amend the Note Agreement as set forth in this Section 4.1 to provide Sterling with certain rights thereunder after the Closing, and Sterling hereby agrees to be bound by the Note Agreement in the capacity of a Purchaser thereunder in connection with events, rights and obligations occurring or existing after the Closing Date.

            (a) For purposes of Section 6 of the Note Agreement, both BOCP and Sterling shall each be the "Purchaser," such that all notices, information or reports to the Purchaser shall be given to each of BOCP and Sterling, so long as each continues to hold a 2001 Note. At such time as BOCP or Sterling no longer holds a 2001 Note, all references, directly or indirectly, to the "Purchaser" in Section 6 of the Note Agreement shall refer solely to the remaining holder of a 2001 Note. For purposes of Sections 7, 8, 9 and 11 of the Note Agreement, all references, directly or indirectly, to the "Purchaser" shall be to the Majority Noteholder (as defined below), such that all waivers, consents or actions of the Purchaser pursuant to such Sections shall be given or taken by the Majority Noteholder; provided, however, that no such waiver, consent or action shall be effective unless (i) it applies to and affects all holders of 2001 Notes or 2001 Warrants, as applicable, similarly, and (ii) each holder of a 2001 Note or 2001 Warrant, as applicable, receives its pro rata share (based on the principal amount then outstanding under the 2001 Notes, or the number of shares issued or then issuable upon exercise of the 2001 Warrants, as applicable) of any consideration received by the Majority Noteholder in connection with such waiver, consent or action. For purposes of this Section 4.1, "MAJORITY NOTEHOLDER" shall mean the holder of at least 51% of the aggregate principal amount then outstanding under the 2001 Notes; except with respect to the 2001 Warrants and the Ancillary Documents, in which case "Majority Noteholder" shall mean the holder representing at least 51% of the aggregate number of shares issued or then issuable upon exercise of the 2001 Warrants.

            (b) Solely for purposes of the 2001 Notes, Section 11.2(a) of the Note Agreement shall be disregarded and the Parties alternatively agree that (1) the 2001 BOCP Note shall be amended, restated, supplemented or otherwise modified, in whole or in part, only by an express written agreement executed and delivered by each of the Makers and BOCP; provided that Sterling shall have the right, in its sole discretion, to have the same changes made to the 2001 Sterling Note; and (2) the 2001 Sterling Note shall be amended, restated, supplemented or otherwise modified, in whole or in part, only by an express written agreement executed and delivered by each of the Makers and Sterling; provided, however, that any changes to the term, interest rate, principal amount or payment terms of the 2001 Sterling Note (other than those that adversely affect the rights and preferences of Sterling) shall require the prior written consent of BOCP for so long as BOCP holds the 2001 BOCP Note.

            (c) Solely for purposes of the 2001 Warrants, Section 11.2(a) of the Note Agreement shall be disregarded and the Parties alternatively agree that (1) a 2001 BOCP Warrant shall be amended, modified or restated, in whole or in part, only by an express written agreement executed and delivered by each of Atlantic and BOCP; provided that Sterling shall have the right, in its sole discretion, to have the same changes made to the equivalent 2001 Sterling Warrant; and (2) a 2001 Sterling Warrant shall be amended, modified or restated, in whole or in part, only by an express written agreement executed and delivered by each of Atlantic and Sterling; provided, however, that any changes to a 2001 Sterling Warrant (other than those that adversely affect the rights and preferences of Sterling) shall require the prior written consent of BOCP for so long as BOCP holds a 2001 BOCP Warrant.

            (d) From and after the Closing Date, all references to the "Note" in the Note Agreement shall mean the 2001 Notes collectively.

      4.2 Consent of Makers. Each of the Makers consents to BOCP's sale to Sterling of the Purchased Interests and to the transactions contemplated by each of the Transaction Documents for purposes of the Note Agreement, including
Section 11.14(b) thereof, and all documents entered into in connection with the Note Agreement.


                                    ARTICLE V

                              CONDITIONS TO CLOSING

      5.1 Conditions to Sterling's Obligation to Purchase. The obligation of Sterling to purchase (without recourse, except with respect to any breach of any of the representations and warranties contained in Articles II and III or any of the obligations under this Agreement) the Purchased Interests from BOCP at the Closing is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, provided that these conditions are for Sterling's sole benefit and may be waived by Sterling at any time in its sole discretion:

            (a) Representations and Warranties Correct. The representations and warranties made by BOCP in Article II shall be true and correct as of the date when made and as of the Closing Date as though made at that time.

            (b) Performance. All covenants, agreements and conditions contained in the Transaction Documents to be performed or complied with by BOCP at or prior to the

      Closing shall have been performed or complied with by BOCP at or prior to the Closing Date.

            (c) Delivery of 2001 Securities. The Makers shall have executed and delivered to Sterling the 2001 Sterling Note and Atlantic shall have executed and delivered to Sterling the 2001 Sterling Warrants.

            (d) Execution of Documents. Each of BOCP and the Makers shall have executed each of the Transaction Documents to which it is a party and delivered the same to Sterling.

      5.2 Conditions to BOCP's Obligation to Sell. The obligation of BOCP to sell (without recourse, except with respect to any breach of any of the representations and warranties contained in Articles II and III or any of the obligations under this Agreement) the Purchased Interests to Sterling at the Closing is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, provided that these conditions are for BOCP's sole benefit and may be waived by BOCP at any time in its sole discretion:

            (a) Representations and Warranties Correct. The representations and warranties made by Sterling in Article III shall be true and correct as of the date when made and as of the Closing Date as though made at that time.

            (b) Performance. All covenants, agreements and conditions contained in the Transaction Documents to be performed or complied with by Sterling at or prior to the Closing shall have been performed or complied with by Sterling at or prior to the Closing Date.

            (c) Payment. Sterling shall have delivered to BOCP $650,100.00 by wire transfer of immediately available funds pursuant to the written wire instructions provided by BOCP.

            (d) Delivery of 2001 Securities. The Makers shall have executed and delivered to BOCP the 2001 BOCP Note and Atlantic shall have executed and delivered to BOCP the 2001 BOCP Warrants.

            (e) Execution of Documents. Each of Sterling and the Makers shall have executed each of the Transaction Documents to which it is a party and delivered the same to BOCP.

      5.3 Conditions to the Makers' Obligations to Deliver the 2001 Securities. The obligation of the Makers to deliver the 2001 Securities to BOCP and Sterling, as applicable, at the Closing is subject to the satisfaction, at or prior to the Closing Date of each of the following conditions, provided that these conditions are for the Makers' sole benefit and may be waived by the Makers at any time in their sole discretion:

            (a) Execution of Documents. Each of BOCP and Sterling shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Makers.

            (b) BCOP Waiver and Amendment. BOCP shall have executed a Limited Waiver of Covenants Under and Amendment to Senior Subordinated Note and Warrant Purchase Agreement waiving certain financial covenants under the Note Agreement for the periods ending June 30, 2000, September 30, 2000 and December 31, 2000 and amending the Note Agreement in a form satisfactory to the Makers (the "WAIVER").

            (c) Delivery of 1998 BOCP Securities. BOCP shall have delivered to the Makers the 1998 BOCP Securities to be substituted and exchanged for the 2001 Securities at the Closing.

            (d) Representations and Warranties Correct. The representations and warranties made by BOCP and Sterling in Articles II and III, respectively, shall be true and correct as of the date when made and as of the Closing Date as though made at that time.


                                   ARTICLE VI

                                  MISCELLANEOUS

      6.1 Consent to Amendments; Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Parties. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. No course of dealing between the Parties and no delay in exercising any right, remedy, or power conferred hereby or by the Transaction Documents, or now or hereafter existing at law or under equity, by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy.

      6.2 Representations and Warranties. Unless this Agreement is terminated under Section 6.11, all representations and warranties contained herein or made in writing by any party in connection herewith shall survive the Closing for a period ending one (1) year from the Closing.

      6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, including any subsequent holders of the 2001 Sterling Securities.

      6.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      6.5 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

      6.6 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any Party hereto designates by written notice to the other, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

      If to BOCP, to:

            Banc One Capital Partners, LLC
            191 West Nationwide Blvd.
            Suite 600
            Columbus, Ohio 43215
            Attention:  General Counsel
            Telephone:  614-246-2440
            Fax:        614-246-2441

      If to the Sterling, to:

            Sterling BOCP, LLC
            650 Dundee Road, Suite 370
            Northbrook, IL  60062
            Attention:  Tom D. Wippman
            Telephone:  847-480-4000
            Fax:        847-480-0199


      6.7 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

      6.8 Exhibits. All exhibits hereto are an integral part of this Agreement.

      6.9 Final Agreement. This Agreement, together with the Transaction Documents and the Waiver, constitutes the complete and final agreement of the Parties concerning the matters referred to herein, and supersedes all prior agreements and understandings except for the Note Agreement and the agreements entered into between BOCP and the Makers thereunder.

      6.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

      6.11 Termination. In the event that the Closing shall not have occurred on or before April 17, 2001 due to a Party's failure to satisfy the condition set forth in Article V (and the nonbreaching party's failure to waive such unsatisfied condition(s)), a nonbreaching Party shall have the option to terminate this Agreement without liability of any Party to any Party.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      The Parties have executed this Note and Warrant Purchase Agreement as of the date first set forth above.

                              BOCP:
                              BANC ONE CAPITAL PARTNERS, LLC


                              By:         /s/ JAMES J. HENSON
                                    ------------------------------
                              Name:       JAMES J. HENSON
                                    ------------------------------
                              Title:      Authorized Signer
                                    ------------------------------



                              STERLING:
                              STERLING BOCP, LLC


                              By:         /s/ STEVEN M. TASLITZ
                                    ------------------------------
                              Name:       STEVEN M. TASLITZ
                                    ------------------------------
                              Title:      Manager
                                    ------------------------------


                              THE MAKERS:
                              ATLANTIC PREMIUM BRANDS, LTD.

                              By:         /s/ MERRICK M. ELFMAN
                                    ------------------------------
                              Name:       MERRICK M. ELFMAN
                                    ------------------------------
                              Title:      Chairman
                                    ------------------------------


                              PREFCO CORP.

                              By:         /s/ MERRICK M. ELFMAN
                                    ------------------------------
                              Name:       MERRICK M. ELFMAN
                                    ------------------------------
                              Title:      Chairman
                                    ------------------------------


                              CARLTON FOODS CORP.

                              By:         /s/ MERRICK M. ELFMAN
                                    ------------------------------
                              Name:       MERRICK M. ELFMAN
                                    ------------------------------
                              Title:      Chairman
                                    ------------------------------

                              RICHARDS CAJUN FOODS CORP.

                              By:         /s/ MERRICK M. ELFMAN
                                    ------------------------------
                              Name:       MERRICK M. ELFMAN
                                    ------------------------------
                              Title:      Chairman
                                    ------------------------------


                              GROGAN'S FARM, INC.

                              By:         /s/ MERRICK M. ELFMAN
                                    ------------------------------
                              Name:       MERRICK M. ELFMAN
                                    ------------------------------
                              Title:      Chairman
                                    ------------------------------


                              POTTER SAUSAGE CO.

                              By:         /s/ MERRICK M. ELFMAN
                                    ------------------------------
                              Name:       MERRICK M. ELFMAN
                                    ------------------------------
                              Title:      Chairman
                                    ------------------------------

                                    EXHIBITS



      A           Form of 2001 BOCP Note

      B           Form of 2001 Sterling Note

      C           Form of 2001 BOCP Fixed Warrant

      D           Form of 2001 Sterling Fixed Warrant

      E           Form of 2001 BOCP Contingent Warrant

      F           Form of 2001 Sterling Contingent Warrant

      G           Form of Collateral Agency Agreement

      H           Form of Amended and Restated Put Option Agreement

      I           Form of Amended and Restated Registration Rights Agreement

      J           Form of Amended and Restated Shareholders Agreement

      K           Form of Amended and Restated Preemptive Rights Agreement

                                     CONSENT

      Fleet Capital Corporation hereby consents to and approves (i) BOCP's sale to Sterling of the Purchased Interests, and (ii) the transactions contemplated by each of the Transaction Documents, for purposes of the Debt Subordination Agreement dated March 20, 1998 among BOCP, the Makers and the undersigned, including clauses (iv) and (v) of Section 4, Section 7(b) and Section 17 thereof.

      Capitalized terms used in this Consent have the meanings ascribed to them in that certain Note and Warrant Purchase Agreement dated as of April 13th, 2001 to which this Consent relates.


Dated as of April 13th, 2001.


                                          FLEET CAPITAL CORPORATION

                                          By:         /s/ ROLAND J. ROBINSON
                                                ------------------------------
                                          Name:       ROLAND J. ROBINSON
                                                ------------------------------
                                          Title:      SVP
                                                ------------------------------

                JOINDER AGREEMENT TO SUBORDINATION AGREEMENTS

      This Joinder Agreement (this "Agreement") is made and entered into this 13th day of April, 2001, by and among Fleet Capital Corporation ("Fleet"), Sterling BOCP, LLC ("Sterling"), Banc One Capital Partners, LLC ("BOCP") and Atlantic Premium Brands, Ltd. and its subsidiaries, Prefco Corp., Carlton Foods Corp., Richards Cajun Foods Corp., Grogan's Farm, Inc., and Potter Sausage Co., each a Delaware corporation (collectively referred to herein as the "Makers"). Capitalized terms used in this Agreement have the meanings ascribed to them in that certain Note and Warrant Purchase Agreement dated as of April 13th, 2001 (the "Sterling Purchase Agreement").

                                    Recitals

      A. BOCP, the Makers and Fleet are parties to a Debt Subordination Agreement (the "Debt Subordination Agreement") and a Lien Subordination Agreement (the "Lien Subordination Agreement"), both dated March 20, 1998 (collectively, the "Subordination Agreements");

      B. BOCP desires to sell to Sterling, and Sterling desires to purchase from BOCP, the Purchased Interests pursuant to the Sterling Purchase Agreement;

      C. The Purchased Interests relate, in part, to the Subordinated Debt (as defined in the Debt Subordination Agreement) and related Liens (as defined in the Lien Subordination Agreement); and

      D. Section 21 of the Lien Subordination Agreement requires Sterling to agree in writing to be bound by the terms of the Lien Subordination Agreement the same as if an original signatory thereto, and clause (iv) of Section 4 of the Debt Subordination Agreement may require Sterling to agree in writing with Fleet to be bound by the terms of the Debt Subordination Agreement.

      NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    AGREEMENT

      1. Sterling by its signature below becomes a Subordinated Creditor under each of the Subordination Agreements with the same force and effect as if Sterling was originally named therein as a Subordinated Creditor. Sterling hereby agrees to all the terms and provisions of each of the Subordination Agreements applicable to it as a Subordinated Creditor thereunder. Each reference to "Subordinated Creditor" in each of the Subordination Agreements shall be deemed to include Sterling. Each of the Subordination Agreements is hereby incorporated herein by reference.

      2. Sterling represents and warrants to Fleet that this Agreement has been duly authorized, executed and delivered by Sterling and constitutes a legal, valid and binding obligation of Sterling, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

      3. Except as otherwise expressly provided in this Agreement, the parties hereto agree that nothing herein shall be deemed to amend or modify any provision of the Subordination Agreements, each of which shall remain in full force and effect. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and each of the Subordination Agreements as herein modified shall continue in full force and effect.

      4. This Agreement and each of the Subordination Agreements, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

      5. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.

      6. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without regard to the conflict of laws principles thereof. THE PARTIES HERETO EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder Agreement to Subordination Agreements under seal as of the date and year first above written.

Dated as of April 13th, 2001

                                    STERLING BOCP, LLC


                                    By:   /s/ STEVEN M. TASLITZ
                                       ---------------------------------
                                    Name:   STEVEN M. TASLITZ
                                         -------------------------------
                                    Title:       Manager
                                          ------------------------------


                                    FLEET CAPITAL CORPORATION


                                    By:   /s/ ROLAND J. ROBINSON
                                       ---------------------------------
                                    Name:   ROLAND J. ROBINSON
                                         -------------------------------
                                    Title:         SVP
                                          ------------------------------


                                    BANC ONE CAPITAL PARTNERS, LLC


                                    By:   /s/ JAMES J. HENSON
                                       ---------------------------------
                                    Name:   JAMES J. HENSON
                                         -------------------------------
                                    Title:   Authorized Signer
                                          ------------------------------


                                    ATLANTIC PREMIUM BRANDS, LTD.


                                    By:         /s/ MERRICK M. ELFMAN
                                          ------------------------------
                                    Name:       MERRICK M. ELFMAN
                                          ------------------------------
                                    Title:      Chairman
                                          ------------------------------


                                    PREFCO CORP.


                                    By:         /s/ MERRICK M. ELFMAN
                                          ------------------------------
                                    Name:       MERRICK M. ELFMAN
                                          ------------------------------
                                    Title:      Chairman
                                          ------------------------------

                                    CARLTON FOODS CORP.


                                    By:         /s/ MERRICK M. ELFMAN
                                          ------------------------------
                                    Name:       MERRICK M. ELFMAN
                                          ------------------------------
                                    Title:      Chairman
                                          ------------------------------



                                    RICHARDS CAJUN FOODS CORP.


                                    By:         /s/ MERRICK M. ELFMAN
                                          ------------------------------
                                    Name:       MERRICK M. ELFMAN
                                          ------------------------------
                                    Title:      Chairman
                                          ------------------------------


                                    GROGAN'S FARM, INC.


                                    By:         /s/ MERRICK M. ELFMAN
                                          ------------------------------
                                    Name:       MERRICK M. ELFMAN
                                          ------------------------------
                                    Title:      Chairman
                                          ------------------------------



                                    POTTER SAUSAGE CO.


                                    By:         /s/ MERRICK M. ELFMAN
                                          ------------------------------
                                    Name:       MERRICK M. ELFMAN
                                          ------------------------------
                                    Title:      Chairman
                                          ------------------------------